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                                                                    EXHIBIT 10.1
                                   AGREEMENT


         THIS AGREEMENT, made at Sarasota, Florida, by and between SUN HYDRAULICS CORPORATION, a Florida corporation, hereinafter referred to as "SUN," and __________________________________, hereinafter referred to as the
"DISTRIBUTOR," on the ______ day of _______, 19__, to become effective
__________________.

                              W I T N E S S E T H:

         WHEREAS, SUN and the Distributor desire to enter into an agreement whereby SUN will sell and the Distributor will purchase and resell the SUN products specified herein,

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1) Appointment. SUN hereby appoints the Distributor to purchase and resell the SUN products specified in Paragraph 2 below upon the terms and conditions set forth hereafter.

2)       Products.

         a) Standard Products. The products covered by this agreement are the products designated by SUN as Industrial and Mobile Hydraulics Components, including those currently in production and those which may be introduced in the future under this designation, hereinafter called standard "products" or "product." SUN shall have the right to discontinue supplying Distributor with any product if SUN ceases production or distribution of such products.

         b) Custom Manifolds - a product manufactured by SUN to meet the specific requirements of customer.

3) Limitations on Sales and Use of Products. Distributor and SUN mutually agree that SUN products, as stated in SUN's product catalog, are not suited for any of the following applications:

         a) Any product which comes under the Federal Highway Safety Act, namely steering or braking systems for passenger-carrying vehicles or on-highway trucks.


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         b)      Aircraft or space vehicles.

         c)      Ordinance equipment.

         d)      Life support equipment.

         e) Any end product which, when sold, comes under U.S. Nuclear Regulatory Commission rules and regulations.

         SUN does not have any performance assurance programs for testing their products for the above applications. SUN's products are not designed for these applications and SUN does not warrant, recommend, or approve its products for these applications. Accordingly, the Distributor is prohibited from and agrees not to solicit or sell SUN's products for any of the above uses or applications. Distributor shall be solely responsible for any loss or damages occasioned by breach of the provisions of this paragraph and shall carry product liability and liability insurance as provided for under the provisions of Paragraph 15 hereafter to insure against such loss or damages.

4) Prices. Distributor will comply with the "Sun Confidential Distributor's Guide" and will pay SUN for its Products as follows:

         a) SUN will bill each of the Distributor's orders at the SUN's Distributor's net prices (SUN suggested U.S. list prices, less applicable Distributor discount) in effect at the time Distributor's order is accepted.

         b) All prices, discounts and allowances are subject to change without notice. Unshipped orders on hand at the time of a price change will be shipped at the lower of the old or new price, provided that shipment is made within sixty (60) days of the date of the price change.

         c) Distributor agrees to pay SUN's invoices within thirty (30) days subject to any and all cash discounts in effect at the time of billing.

         d) SUN may advise customers or others of the SUN suggested list prices and suggested customer quantity discounts.





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5)       Area of Primary Sales Responsibility - Territory.

         a) The Distributor is assigned primary sales responsibility for the territory described below, except as noted in Section 6 of this agreement:

                                  (INSERT TERRITORY)

         b) It is SUN's basic policy to have a single appointed qualified Hydraulic Distributor in each trading area. However, it is understood that SUN cannot prevent sales by other Distributors within the territory assigned to Distributor.

         c) Distributor will not solicit sales in any sales area assigned to another Distributor.

         d) SUN shall have the right, after thirty (30) days written notice, to terminate this agreement if Distributor solicits sales in another Distributor's sales area.

         e) The Distributor agrees to actively promote sales of SUN products and to call on actual and potential users and customers of the products in this area for this purpose.

         f) If SUN is not satisfied that the Distributor can and will adequately solicit business for the entire range of SUN products among prospective customers in the entire assigned territory, SUN may, on thirty (30) days notification to the Distributor, appoint another Distributor in that part of the territory where sales coverage is required, or for those products where sales coverage is required.





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6)       Direct Sales.    IT IS SUN'S POLICY NOT TO SELL DIRECTLY TO CUSTOMERS
         IN THE DISTRIBUTOR'S TERRITORY except as noted below:

         a) SUN may at its discretion sell directly to companies manufacturing hydraulic components who are currently or have been members in good standing of the National Fluid Power Association (NFPA).

         b) SUN may sell to customers in Distributor's territory when customers' purchase orders have been refused by the Distributor.

         c) SUN may sell to any and all customers in the Distributor's territory, if Distributor is delinquent in paying SUN's invoices.

         d) Under b) and c) above, SUN will credit commissions to Distributor's account, on all shipments handled in this manner, until Distributor's account is once again current, or until this agreement is cancelled.

         e) SUN may sell to any non-distributor whenever the non-distributor is unable to acquire the product from the distributor.

7) Refusal of Orders. SUN reserves the right, at its discretion, to refuse shipment of any Distributor's order(s) if the Distributor is delinquent in paying SUN's invoices or is in default under any of the other terms and conditions hereunder. Any acceptance of an order, or shipment of a different order or any part of an order, does not waive SUN's right to refuse to complete shipment or to refuse to ship or accept additional orders from Distributor.

8) Shipments. All shipments to Distributor or to customers of Distributor shall be FOB Sarasota, Florida, except certain Distributor stock (inventory) orders which exceed a certain dollar value, the amount to be determined by SUN and announced periodically to Distributor as part of SUN's Distributor Policy. Distributor stock orders which qualify will be shipped freight prepaid to Distributor's warehouse by a carrier to be selected by SUN.

         On Distributor's orders, SUN will make drop shipments to Distributor's customers, FOB Sarasota, Florida, to any place in the continental U.S. except Alaska.





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9)       Split Responsibility for Sale. When a customer's product engineering
         (or point of specification of SUN products), purchasing (or point of origin of customers' purchase order for SUN products) and shipping destination (or customers' manufacturing plant where SUN products will be installed on machinery) are in different Distributor territories, the Distributor agrees that the gross margin on the sale (SUN's suggested customer price including applicable quantity discounts less Distributor price) will be retained by SUN and distributed among the participating Distributors as follows:

         a) 40% of the Distributor gross margin will be forwarded to the Distributor in whose territory specification of SUN products was obtained, providing:

                 1) SUN, or Distributor obtaining components specifications, provides written evidence of engineering work with customer resulting in specification of SUN's component, and:

                 2) The total Distributor gross margin to be split exceeds $100.00 per customer order.

         b) 10% of Distributor gross margin will be forwarded to the Distributor into whose territory shipment is made provided that the full Distributor margin exceeds $100.00 per customer order.

         c) 50% of the Distributor gross margin will be forwarded to the Distributor placing the order to SUN and in addition, any portion of the gross margin not distributed under Paragraph A) and B) above.

10) Distributor Stock Service. Distributor will at all times maintain an adequate inventory of SUN products and furnish prompt, efficient and willing service to purchasers of SUN products in the territory. The minimum inventory to be maintained by Distributor is set by the "Sun Confidential Distributor's Guide."

11)      Sales Effort Cooperation.

         a) SUN agrees to forward directly to Distributor all sales leads generated within the territory from SUN's direct mail, advertising and publicity.

         b) In order to assist SUN in providing up-to-date market data and analysis to the Distributor, determine SUN's needs for future plant capacity, and otherwise carry out its obligations, Distributor agrees to provide sales and market data from time to time, when requested by SUN, in a form mutually agreeable to both parties.






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12)      Promotional Materials. SUN will provide the Distributor with a supply of catalogs, service bulletins, technical data and other advertising and promotional materials, some free and some at a price established by SUN.

13) Good Will. SUN and the Distributor mutually agree that performance under this contract will generate goodwill for both parties with customers and prospective customers of the Distributor who are users or prospective users of SUN products. The Distributor's contribution to this goodwill will include, but not be limited to, active sales effort on behalf of SUN's products and the maintenance of adequate stock of SUN products to meet customer's needs. SUN's contribution to this goodwill will include, but not be limited to, advertising and promotion of SUN products, referral of sales leads to the Distributor, training of Distributor sales personnel in the application and sale of the products, and joint sales and service efforts with Distributor personnel when mutually agreed upon. Both parties recognize the mutual creation of this goodwill and their individual contributions to it and each party agrees herewith that no future claim for goodwill will be made against the other party under any conditions whatsoever.

14) Relationship of SUN and Distributor. The relationship created by this agreement is that of buyer and seller, not principal and agent. SUN may not make a binding contract on behalf of the Distributor, and may not do any other act that would be the act of an Agent of the Distributor. Distributor is not and shall not be the agent, employee or partner of, or joint venturer with SUN. In no event shall SUN be responsible for any obligation or liability of the Distributor, whether or not the obligation or liability shall have been incurred in connection with the sale of any products manufactured or supplied hereunder except as described in Paragraph 15) hereafter.

15)      Patent Litigation; Product Liability.

         a) SUN agrees at its sole expense to defend and hold Distributor harmless from any loss or liability for any patent infringements, patent claims or patent damages that Distributor incurs by reason of selling SUN products under the provisions hereof.





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         b)      SUN agrees to hold Distributor harmless from liability for failure of a SUN product to operate within specifications set forth for each product in SUN's catalogs, or within engineering specifications published by SUN for products not catalogued. Distributor agrees to defend and hold SUN harmless from any loss or liability by reason of any sale by Distributor of SUN products which loss or liability is caused by any act or failure to act, misrepresentation, or misapplication on the part of the Distributor. Distributor further acknowledges and agrees it is Distributor's responsibility to technically train its sales and service personnel and to inform its representatives of known characteristics of SUN products or of specific restrictions on use of SUN products. SUN agrees to provide technical training assistance to Distributor at such time and in such manner as is mutually agreeable to SUN and Distributor.

         c) To cover the liabilities of Distributor and SUN hereunder, each party shall carry, at its expense, product liability and liability insurance with a minimum coverage of $1,000,000.00 and, upon request, shall furnish proof of such coverage to the other party.

         EXCEPT as to applications prohibited under the provisions of Paragraph
3) above, all SUN products shipped to Distributor hereunder shall be covered by the SUN warranty as set forth in its current Products Catalog with Suggested Prices & Discounts - as from time to time revised. No other terms, including warranties, shall apply except as may be specifically agreed in writing for a particular order.

16) Taxes. SUN prices do not include applicable sales, use, excise or similar taxes, if any. Distributor agrees to supply SUN with tax exemption certificates and agrees to assume responsibility for all such taxes on Distributor orders for SUN products, literature and sales aids.

17) Excusable Delays. SUN will endeavor to deliver products of suitable quality within agreed upon time limits, but SUN shall not be liable for any damages resulting from failure to deliver, delay in making deliveries or cancellation of Distributor's orders initiated by SUN, nor for any loss of profits by Distributor or customer.

18) Terms of Sale. Except as otherwise indicated herein, SUN's standard Terms & Conditions of Sale as modified from time to time (Sun Confidential Distributor Guide) shall be applicable to all Distributor orders placed with SUN and to articles furnished under such orders.





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19)      Trademarks, Trade Names. Distributor shall not use, directly or indirectly, any trademark or trade name which is now or may hereinafter be owned by SUN as part of the Distributor's corporate or business name, or in any way in connection with Distributor's business, except in the manner or to the extent that SUN may specifically consent to such use in writing.

20) Assignment. This Distribution Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns; provided, however, that the Distributor's rights hereunder cannot be assigned or transferred, in whole or in part, directly or indirectly, whether by Distributor or by operation of law or otherwise, to any person, firm or corporation, nor shall there by a change of corporate control or ownership, without prior written consent of SUN.

21) Entire Agreement. This Distribution Agreement constitutes the entire Agreement between the parties, superseding all previous agreements, if any, relating to distribution of the products whether oral or written. No terms or provisions of this agreement may be waived, modified or supplemented except by written consent of both parties.

22) Waiver. Failure of either party at any time to require performance by the other party of any provision hereof shall not be deemed a continuing waiver of the provision or waiver of any other provision of this agreement whether or not it is of the same or similar nature.

23) Life of Agreement - Termination. This Distributor Agreement shall remain in force until terminated. Either party may terminate, with or without cause, by giving of at least thirty (30) days advance written notice specifying the date of termination. Either party may also terminate this agreement without written notice upon insolvency of, appointment of a receiver for, or filing of a petition in bankruptcy by or against, the other party.

         a) At termination of this agreement, Distributor agrees to return to SUN, freight collect, all sales literature, sales aids and any confidential material in the Distributor's possession.

         b) Orders on hand at termination of the agreement will be honored provided:

                 1) Orders are scheduled for shipment within sixty (60) days from termination of this agreement.





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                 2)       Payment for SUN's shipments to Distributor are made
                          in advance. SUN reserves the right to waiver this requirement to provide continuity of service to customers.

         c) SUN products in Distributor's stock at termination of this agreement may be returned to SUN for credit under the following terms:

                 1) Full credit will be issued by SUN for products that have been in Distributor's stock for less than one year and which are in new condition and in factory boxes.

                 2) Products which have been used or have been in Distributor's stock for more than one year will be evaluated by SUN and credit determined on a piece by piece basis.

                 3) All products returned for credit will be shipped freight prepaid to SUN by the Distributor.

24) Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Florida. Distributor agrees that the venue of any legal proceedings shall be in Sarasota County, Florida.

25) Attorney Fees. The parties agree that in the event of a breach of this agreement by either party, and litigation ensues, that the prevailing party shall be entitled to be reimbursed for the reasonable attorney fees and court costs that are incurred in the litigation. This provision shall include any attorney fees and costs that are incurred in all appellate proceedings.






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         IN WITNESS WHEREOF, we have hereunto set our hands and seals and have caused this Agreement to be executed as of the day and year first above written.

In the presence of:


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                                           Corporate Partnership

                                           Individual
                                           By:
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                                           SUN HYDRAULICS CORPORATION

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